EXHIBIT 10.3

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is effective as of 2nd day of July 2003 by and between Ageless Enterprises, LLC, a Utah Limited Liability Company having its principal place of business at 4144 South Colt Creek, West Valley, Utah 84120 (the “Consultant”) and Source Direct, Incorporated, a Idaho corporation having its principal place of business at 2345 North Woodruff Ave, Idaho Falls, Idaho 83401 (“Company”).

RECITALS:

A.

The Company and Consultant desire to set forth the terms and conditions on which (i) the Company shall engage the Consultant, (ii) Consultant shall render services to the Company or a subsidiary of the Company, and (iii) the Company shall compensate Consultant for such services to the Company; and

B.

In connection with the engagement of Consultant by the Company, the Company desires to restrict Consultant ’ s rights to disclose certain confidential information of, or compete with, the Company;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.

ENGAGEMENT OF CONSULTANT

1.1

Engagement.  The Company hereby engages Consultant and Consultant hereby accepts engagement with the Company upon the terms and conditions hereinafter set forth.

1.2

Independent Contractor.  Consultant shall be an independent contractor and not an agent or employee of the Company.  Consultant shall not have any power or authority to bind the Company.  The Company shall not provide office space or office materials to Consultant to provide the services set forth in this Agreement.  Except for the compensation to be provided herein, Consultant shall not be entitled to any of the benefits provided by the Company to its employees.  Consultant shall be responsible for and shall pay any and all state, federal, or local taxes on compensation paid to Consultant hereunder.

2.

TERM

2.1

Initial Term.  The term of this Agreement (the “ Term ” ) shall be for a period commencing on the Effective Date (as defined in subsection 2.2 below) of this Agreement through July 2, 2004 , subject, however, to prior termination as provided herein below, in Section 6.

2.2

Effective Date.  The effective date of this Agreement shall be July 2 , 2003 ..

3.

COMPENSATION

As an inducement to Consultant to enter into this Agreement, and to provide a means of enhancing Consultant ’ s proprietary interest in the Company, and to increase Consultant ’ s incentive, the Company shall issue to Consultant 2,500,000 shares of common stock .

For the services to be rendered under this Agreement, the Company shall pay to the Consultant $66,000 for the development of a marketing program that is detailed in Section 4 of this agreement. The Consultant agrees to pay for any expenses incurred in this marketing program as outlined in Section 5.

4.

DUTIES AND RESPONSIBILITIES

The following are the duties and responsibilities that Ageless Enterprises LLC agrees to perform for and in behalf of the Company: Redesign and rewrite the Company website, write and design product trifolds, print 2,000 trifolds, redesign Stain Pen logo, design artwork for the Stain Pen Blister Pack, develop Stain Pen POP materials and deliver a minimum of 10 samples, develop investor and sales package including a power point color set presentation, print a minimum of 100 investor/sales packs, assist in the developing the initial press releases, assist in preparing and presenting at the shareholders meeting, assist in developing a product pricing format, develop two sampling program advertisements intended to get brand awareness and drive traffic to the website, help recruit a product broker for the Surface Protectant product and assist in Club store  program and give general advice in developing the overall business.

5.

ADDITIONAL CONSULTANT COVENANTS

5.1

Confidential Information.  Consultant recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of the Company, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of the Company or which are sufficiently secret to derive economic value from not being disclosed (hereinafter “ Confidential Information ” ) may be made available or otherwise come into the possession of Consultant by reason of his engagement with the Company.  Accordingly, Consultant agrees that he will not (either during or after the term of his Agreement with the Company) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to his personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Board of Directors (the “ Board ” ).  Consultant shall, upon termination of this Agreement, return to the Company all documents, which reflect Confidential Information (including copies thereof).  Notwithstanding anything heretofore stated in this subsection 5.1, Consultant ’ s obligations under this subsection 5.1 shall not, after termination of this Agreement, apply to information which has become generally available to the public without any action or omission of Consultant (except that any Confidential Information which is disclosed to any third party by Consultant or representative of the Company who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this subsection 5.1).

5.2

Records.  All files, records, memoranda, and other documents regarding former, existing, or prospective customers of the Company or relating in any manner whatsoever to Confidential Information or the business of the Company (collectively “ Records ” ), whether prepared by Consultant or otherwise coming into his possession, shall be the exclusive property of the Company.  All Records shall be immediately placed in the physical possession of the Company upon the termination of this Agreement, or at any other time specified by the Board.  The retention and use by the Consultant of duplicates in any form of Records after termination of this Agreement is prohibited.

5.3

Remedies.  Consultant hereby recognizes and acknowledges that irreparable injury or damage shall result to the Company in the event of a breach or threatened breach by Consultant of any of the terms or provisions of this Section 5, and Consultant therefor agrees that the Company shall be entitled to an injunction restraining Consultant from engaging in any activity constituting such breach or threatened breach.  Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including, but not limited to, the recovery of damages from Consultant and the termination of his engagement with the Company in accordance with the terms of this Agreement.

6.

TERMINATION

6.1

Termination For Cause.  The Company may terminate this Agreement at any time for cause.   “ Cause ” shall exist for such termination if Consultant (i) is adjudicated guilty of illegal activities of consequence by a court of competent jurisdiction; (ii) commits any act of fraud or intentional misrepresentation; (iii) has, in the reasonable judgment of the Board, engaged in serious misconduct, which conduct has, or would if generally known, materially adversely affect the good will or reputation of the Company and which conduct the Consultant has not cured or altered to the satisfaction of the Board within ten (10) days following notice by the Board to the Consultant regarding such conduct; (iv) breaches any of the provisions of this Agreement and which breach the Consultant has not cured or altered to the satisfaction of the Board within ten (10) days following notice by the Board to the Consultant regarding such breach; or (v) has made any material misrepresentation to the Company.  If the Company terminates this Agreement pursuant to the provisions of subsection 6.1 hereof, the Consultant shall immediately return to the Company the number of shares issued pursuant to Section 3 hereof.

6.2

Termination Upon Death or Disability or By Company.  This Agreement shall be terminated upon the death or permanent disability of the Consultant and may be terminated by the Company upon 30 days ’ written notice.   If this Agreement is terminated pursuant to this subsection 6.2, the shares issued as compensation hereunder shall immediately vest.

6.3

Termination by Mutual Consent.  This Agreement may be terminated upon the mutual agreement of the parties. The Consultant shall immediately return any unvested shares upon such termination.

6.4

Termination By Consultant.  Consultant has the right to terminate this Agreement for any reason, upon 30 days prior written notice to the Company.  If the Consultant so terminates this Agreement , all unvested shares shall terminate and be returned to the Company, and no further compensation shall be due or payable after the date of termination ..

6. 5

Return of Documents Following Termination.  In the event of termination of this Agreement, Consultant agrees to deliver promptly to the Company all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, or other written or graphic records, and the like, relating to the Company ’ s business, which are or have been in his possession or under his control.

7 ..

THE COMPANY ’ S AUTHORITY

Consultant agrees to observe and comply with the reasonable rules and regulations of the Company as adopted by the Board either orally or in writing respecting performance of his duties and to carry out and perform orders, directions, and policies stated by the Board, to him from time to time, either orally or in writing.

8 ..

ASSIGNMENT

8 ..1

Personal Contract of Consultant.  This Agreement is a personal contract, and the duties and obligations of the Consultant hereunder may not be transferred or assigned, except upon the written permission of the Company ..

8 ..2

Assignment by Company.  The Company shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

9 ..

NONCOMPETITION

9 ..1

Noncompetition Provisions.  During the term of this Agreement, and for a period of one year after the termination of hereof (the “ Noncompete Term ” ), Consultant shall not, directly or indirectly, whether as an employee, director, owner, 5% or greater stockholder, consultant, or partner (limited or general):

(a)

engage in or have any interest in, any business that competes with the business of the Company conducted during the term of this Agreement in any geographic location(s) in which the Company is conducting business during the Noncompete Term (the “ Noncompete Area ” ).  The Company may, in its sole discretion, give Consultant written approval(s) to personally engage in any activity or render any services referred to in this Section 9 if the Company secures written assurances (satisfactory to the Company and its counsel) from Consultant, or any prospective employer(s) of Consultant, that the integrity of the Company ’ s Confidential Information will not in any way be jeopardized by such activities, provided that the burden of so establishing the foregoing to the satisfaction of the Company and its counsel shall be upon Consultant;

(b)

offer, within the Noncompete Area and during the Noncompete Term, any of the products or services similar or in competition with those offered by the Company; or

(c)

otherwise compete or interfere with the activities of the Company within the Noncompete Area and during the Noncompete Term.

9 ..2

Remedies.  Consultant hereby recognizes and acknowledges that irreparable injury or damage shall result to the Company in the event of a breach or threatened breach by Consultant of any of the terms or provisions of this Section 10, and Consultant therefore agrees that the Company shall be entitled to an injunction restraining Consultant from engaging in any activity constituting such breach or threatened breach.  Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including, but not limited to, the recovery of damages from Consultant and the termination of this Agreement.

1 0 ..

CORPORATE APPROVALS

The Company represents and warrants that the execution of this Agreement by its corporate officer named below has been duly authorized by the Board, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company, enforceable in accordance with its terms

11.

MISCELLANEOUS

1 1 ..1

Notices.  All notices, requests, demands, and other communications required to or permitted to be given under this Agreement shall be in writing addressed to the other party at the address set forth below and shall be conclusively deemed to have been duly given when:

(a)

Hand-delivered to the other party;

(b)

Received when sent by telex or facsimile at the address and number set forth below;

(c)

The next business day after same have been deposited with a national overnight delivery service, shipping prepaid, addressed to the parties as set forth below with next-business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or

(d)

Three business days after mailing if mailed from within the continental United States by registered or certified mail, return receipt requested, addressed to the parties as set forth below.

Company:

Source Direct Incorporated

2345 North Woodruff Ave

Idaho Falls, Idaho

Facsimile Number (208) 529-3054

Attention:   Deren Smith

Consultant:

Ageless Enterprises, LLC

4144 South Colt Creek

West Valley, Utah 84120

Facsimile Number (801) 982-7692

1 1 ..2

Attorneys ’ Fees.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys ’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

1 1 ..3

Entire Agreement; Modification; Waiver.  This Agreement constitutes the entire agreement between or among the parties pertaining to the subject matter contained in it and supercedes all prior and contemporaneous agreements, representations, and understandings of the parties.  No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties or the applicable parties to be bound by such amendment.  No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.

1 1 ..4

Governing Law.  This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Idaho , and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in Bonneville County and of the federal district courts located in Boise, Idaho , in the State of Idaho , and in no other place.

1 1 ..5

Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

1 1 ..6

Effect of Headings.  The subject headings of the sections and subsections of this Agreement are included for convenience only and will not affect the construction of any of its provisions.

1 1 ..7

Counterparts; Facsimile Execution.  This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.  Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

1 1 ..8

Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

THE COMPANY:

SOURCE DIRECT INCORPORATED

By /s/ Deren Smith

          Deren Smith, President

CONSULTANT:

/s/ Darren Lopez, Agent

      Ageless Enterprises, LLC

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